UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2018

UNITED CONTINENTAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

233 S. Wacker Drive, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

(872) 825-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2018, the board of directors (the “Board”) of United Continental Holdings, Inc. (the “Company”) increased the size of the Board from 15 directors to 16 directors and elected Michele J. Hooper to fill the newly-created directorship, effective immediately. As of the date hereof, the Board has not determined any committee appointments for Ms. Hooper. Ms. Hooper will be compensated for her service on the Board in the same manner as the Company’s other non-employee directors elected by the holders of the Company’s common stock. For a description of the Company’s director compensation programs, see “2016 Director Compensation” in the Company’s Proxy Statement for the 2017 Annual Meeting of Stockholders held on May 24, 2017, filed with the Securities and Exchange Commission on April 21, 2017. Ms. Hooper is not (a) a party to any arrangement or understanding with any person pursuant to which she was elected a Company director or (b) a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K.

On March 8, 2018, the Company issued a press release regarding Ms. Hooper’s appointment to the Board. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release issued by United Continental Holdings, Inc. dated March 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.

By:	/s/ Jennifer L. Kraft
Name: Jennifer L. Kraft
Title: Vice President and Corporate Secretary

Date: March 8, 2018